Exhibit 5.1

December 9, 2015

Kite Pharma, Inc.

2225 Colorado Avenue

Santa Monica, California 90404

Ladies and Gentlemen:

You have requested our opinion, as counsel to Kite Pharma, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 4,168,750 shares of its common stock, par value $0.001 (the “Shares”), including up to 543,750 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to the Registration Statement on Form S-3 (No. 333-208382) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated December 9, 2015 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.” All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law. We express no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Kite Pharma, Inc.

December 9, 2015

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or of any changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM